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                                                                    Exhibit 23.3



                                    IRELAND
                                SANFILIPPO, LLP
                           -------------------------
                           ACCOUNTANTS & CONSULTANTS
                           -------------------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference of our report, dated February 23, 1996, on the statements of operations, shareholder's equity and cash flows of Imtec Acculine, Inc. ("Imtec") for the year ended December 31, 1995, incorporated by reference from the Company's Annual Report on Form 10-K for use in its Registration Statement (Form S-8-SubMicron Systems Corporation, Amended Stock Purchase Plan, and SubMicron Systems Corporation 1997 Stock Option Plan for Non-Employee Directors.)




/s/ Ireland San Filippo, LLP

IRELAND SAN FILIPPO, LLP


December 21, 1998